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                                                                      EXHIBIT 12

               F.N.B. CORPORATION AND CONSOLIDATED SUBSIDIARIES

              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
               INCLUDING PREFERRED STOCK DIVIDEND REQUIREMENTS
                            (DOLLARS IN THOUSANDS)

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
EXCLUDING INTEREST ON DEPOSITS:                 3/31/95       12/31/94      12/31/93      12/31/92      12/31/91      12/31/90
                                                -------       --------      --------      --------      --------      --------

Income before taxes                             $ 5,860       $20,292       $14,971       $ 9,757       $13,598       $10,806
Plus fixed charges:
  Estimated interest component of net
    rental expense                                  113           453           450           349           224           211
  Interest expense excluding interest on
    deposits                                      1,630         5,977         5,789         6,056         6,233         6,634
                                                -------       -------       -------       -------       -------       -------
    Income as adjusted                          $ 7,603       $26,722       $21,210       $16,162       $20,055       $17,651
                                                =======       =======       =======       =======       =======       =======

Preferred dividend requirements                 $   213       $   853       $   857       $   516       $    49       $    55
Ratio of one divided by the quantity
  one minus the statutory income tax rate          154%          154%          154%          152%          152%          152%
                                                -------       -------       -------       -------       -------       -------

Preferred dividends on pretax basis (1)             328         1,312         1,318           782            74            83

Fixed charges:
  Interest expense excluding interest on
    deposits (2)                                  1,630         5,977         5,789         6,056         6,233         6,634

  Rent expense                                      338         1,360         1,349         1,048           672           633
  Estimated interest component of net
    rental expense (3)                              113           453           450           349           224           211
                                                -------       -------       -------       -------       -------       -------

  Fixed charges (1) + (2) + (3)                 $ 2,071       $ 7,742       $ 7,557       $ 7,187       $ 6,531       $ 6,928
                                                =======       =======       =======       =======       =======       =======

Ratio of earnings to fixed charges                 3.67X         3.45X         2.81X         2.25X         3.07X         2.55X
                                                =======       =======       =======       =======       =======       =======

INCLUDING INTEREST ON DEPOSITS:

Income as adjusted per above                    $ 7,603       $26,722       $21,210       $16,162       $20,055       $17,651
Plus: interest on deposits                       11,897        44,251        49,550        56,477        66,519        69,875
                                                -------       -------       -------       -------       -------       -------

  Income as adjusted                            $19,500       $70,973       $70,670       $72,639       $86,574       $87,526
                                                =======       =======       =======       =======       =======       =======

Fixed charges per above                         $ 2,070       $ 7,743       $ 7,557       $ 7,187       $ 6,531       $ 6,928
Plus: Interest on deposits                       11,897        44,251        49,550        56,477        66,519        69,875
                                                -------       -------       -------       -------       -------       -------

  Fixed Charges                                 $13,967       $51,994       $57,107       $63,664       $73,050       $76,803
                                                =======       =======       =======       =======       =======       =======

Ratio of earnings to fixed charges                 1.40X         1.37X         1.24X         1.14X         1.19X         1.14X
                                                =======       =======       =======       =======       =======       =======
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